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                                                                      Exhibit 23

                         Consent of Independent Auditors

     We consent to the incorporation by reference in the following registration statements of Premier Community Bankshares, Inc. (formerly Marathon Financial Corporation) - Form S-8, Registration No. 333-101619 and Form S-8, Registration No. 333-41163 - and in the prospectus related to them, of our report dated January 10, 2003, with respect to the consolidated financial statements of Premier Community Bankshares, Inc. included in the Annual Report on Form 10-KSB of Premier Community Bankshares, Inc. for the year ended December 31, 2002.




/s/ Yount, Hyde & Barbour, P.C.



Winchester, Virginia
March 31, 2003